UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 19, 2017

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On September 19, 2017, MagneGas Corporation (the “Company”) held a closing (the “Closing”) of a registered direct offering, in which the Company sold shares of Series E Convertible Preferred Stock (“Preferred Stock”) and Series E Convertible Preferred Warrants (“Preferred Warrants”) (collectively, the “Transaction Securities”) as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement dated as of September 15, 2017 (the “SPA”) for a total gross purchase price of up to $620,000 (the “Offering”) assuming full exercise of the Preferred Warrants. At the initial closing under the SPA, the Company issued to the investors a total of 36,765 shares of Preferred Stock at a purchase price of $1.36 per share, for gross proceeds of $50,000. The Company also issued to the investors the Preferred Warrants, which will be exercisable for a total of 419,117 shares of Preferred Stock at an exercise price of $1.36 per share. The Preferred Shares have an initial conversion price of $1.36 and will be initially convertible into an aggregate of 419,117 shares of common stock.

The Preferred Stock and the Preferred Warrants will each expire on December 31, 2019 if not converted or exercised, respectively, by such date.

The Offering was made pursuant to a prospectus supplement and accompanying base prospectus relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-207928).

The Offering was not underwritten and no placement agent was utilized.

As a condition to closing the Offering, Global Alpha, LLC (the “Majority Stockholder”), who owns approximately 99% of the Company’s outstanding voting power, executed a Voting Agreement with the Company. Pursuant to the Voting Agreement, the Majority Stockholder agreed to vote in favor of the Company’s Offering and issuance of the Transaction Securities. The above description of the Voting Agreement does not purport to be complete and is qualified in its entirety by the full text of such Voting Agreement, which is incorporated herein and attached hereto as Exhibit 10.1.

The Company became a party to the SPA for the Offering, which was described in the Company’s Current Report on Form 8-K filed by the Company on September 15, 2017 (the “September 15 Form 8-K”) and specifically incorporated herein by reference. For a description of the terms and conditions of the SPA, see “Item 1.01 Entry into a Material Definitive Agreement” in the September 15 Form 8-K and Exhibit 10.1 of the September 15 Form 8-K which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 18, 2017, in connection with the Offering, prior to the closing date of the transaction described in Item 1.01 of this Current Report on Form 8-K, the Company filed a Certificate of Designations of Series E Convertible Preferred Stock (the "Certificate of Designations") with the Secretary of State for the State of Delaware. The Certificate of Designations designated a new class of preferred stock as “Series E Convertible Preferred Stock” in the aggregate amount of 455,882 shares. The Series E Convertible Preferred Stock has a stated value of $1.36 per share of Series E Convertible Preferred Stock and an initial conversion price equal to $1.36. For a description of the rights, powers, and preferences of the Series E Convertible Preferred Stock see “Item 1.01 Entry into a Material Definitive Agreement” in the September 15 Form 8-K which is incorporated herein by reference.

A copy of the Certificate of Designations filed with the Secretary of State for the State of Delaware is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations for Series E Convertible Preferred Stock
10.1	Voting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2017

MAGNEGAS CORPORATION

/s/Ermanno Santilli
By: Ermanno Santilli
Its: Chief Executive Officer